UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2020

GROW CAPITAL, INC.

(Exact name of registrant as specified in its charter)

NEVADA

(State or other jurisdiction of incorporation)

000-53548	86-0970023
(Commission File Number)	(I.R.S. Employer Identification No.)

2485 Village View Drive, Suite 180

Henderson, NV 89074

(Address of principal executive offices)

(702) 830-7919

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule l 4a- l 2 under the Exchange Act ( 17 CFR 240. l 4a- l 2)

☐Pre-commencement communications pursuant to Rule l 4d-2(b) under the Exchange Act (17 CFR 240. l 4d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. l 3e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	n/a	n/a

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [X]

Item 2.01 Completion of Acquisition

On August 19, 2020, Grow Capital, Inc. (the “Company”), a Nevada corporation, acquired PERA LLC, a Nevada limited liability company (“PERA”), pursuant to an exchange agreement (the “Exchange Agreement”), effective as of August 3, 2020 (the “Effective Date”), by and between PERA, the members of PERA (the “PERA Members”), and the Company (the “Closing”), which was previously disclosed on the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on August 11, 2020. At the Closing, PERA became a wholly-owned subsidiary of the Company. Eric Tarno, the current President of PERA, will continue to serve as the President of PERA.

Pursuant to the Exchange Agreement, at the Closing, the Company acquired 100% of the outstanding membership interests of PERA (the “PERA Ownership Interests”) in exchange for 9,358,185 unregistered restricted shares of the Company’s common stock, par value $0.001 (the “GC Common Stock”) on a pro rata basis (the “Exchange”). At the Closing, the PERA Members conveyed all of the right, title and interest in and to the PERA Ownership Interests in exchange for the right to receive a number of shares of GC Common Stock equal to an exchange ratio (the “Exchange Ratio”). The Exchange Ratio is calculated by dividing (a) the Exchange Shares (as defined below) by (b) the total number of shares of PERA Ownership Interests outstanding immediately prior to the Effective Date.

“Exchange Shares” means the number of shares of GC Common Stock obtained by dividing (a) $10,000,000 by (b) the 10-day volume weighted average price per share (“VWAP”) calculated immediately before the date that the previously announced reverse stock split of GC Common Stock became effective on OTCQB, July 30, 2020.

In addition, if PERA meets certain yearly targeted gross revenues for each of year one, two, and three following the Closing, the PERA owners may earn a cumulative total of up to $5,000,000 of shares of GC Common Stock (the “Earn-out Shares”) to be determined using the applicable 10-day VWAP stock price of the Company’s common stock preceding each earn-out period calculation date as set forth in the Exchange Agreement in connection with all of the three years, subject to certain catch up provisions if such yearly period targets are not met in the applicable period.

All of the GC Shares, as well as the Earn-out Shares, if any, are being or will be issued in reliance on the exemption from registration set forth in Section 4(a)(2) of the Securities Act of 1933, as amended. At the Closing the Company also entered into a registration rights agreement (the “Registration Rights Agreement”) with the PERA Members to register the GC Common Stock to be issued in connection with the Exchange.  Pursuant to the Registration Rights Agreement, the Company has granted certain demand and piggy-back registration rights whereby the Company will register the resale of the GC Common Stock issued in the Exchange.

The PERA Members include certain limited liability companies owned by (i) Terry Kennedy, the CEO of the Company, (ii) Jonathan Bonnette, the CTO of the Company and the CEO of Bombshell Technologies, Inc., a subsidiary of the Company, (iii) Joel Bonnette, the President of Bombshell Technologies, Inc. and

brother of Jonathan Bonnette, and (iv) Carl Sanko, a director and Secretary of the Company, and (v) Jared Bonnette, brother of Jonathan Bonnette.

The Company issued a press release announcing the closing of the Exchange on August 20, 2020, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K.  The foregoing description of the Exchange Agreement and the Registration Rights Agreement is a summary and is qualified in its entirety by reference to the Exchange Agreement filed as Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on August 11, 2020, and the Registration Rights Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information required by this Item is included under Item 2.01 of this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.

10.1	Registration Rights Agreement, dated August 19, 2020, by and between Grow Capital, Inc., and the Members of PERA, LLC
99.1	Press Release of Grow Capital, Inc., dated August 20, 2020

3

SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Grow Capital, Inc.

 By: /s/ Terry Kennedy

Terry Kennedy
Chief Executive Officer

Dated: August 20, 2020